YTB International Announces Financial Results for Quarter Ended September 30, 2010

WOOD RIVER, Ill., Nov. 12, 2010 /PRNewswire-FirstCall/ -- YTB International, Inc. (OTC Bulletin Board: YTBLA) ("YTB" or the "Company"), a provider of e-commerce business solutions for individual consumers and home-based independent representatives in the United States, Bermuda, the Bahamas, and Canada, today announced its financial results for the quarter ended September 30, 2010.

Total net revenue for the third quarter of 2010 was $9.9 million, compared to $15.9 million for the third quarter of 2009.  Net loss for the quarter ended September 30, 2010 was ($0.7) million, or ($0.01) per diluted share, compared to a net profit of $0.4 million, or $0.00 per diluted share, for the same period of 2009.

The Company's total net revenue for the nine month period ended September 30, 2010, was $28.0 million, compared to $55.3 million for the nine month period ended September 30, 2009.  The Company reduced its net loss for the nine months ended September 30, 2010 by $1.5 million to ($1.6) million, or ($0.01) per diluted share, compared to a net loss of ($3.1) million, or ($0.03) per diluted share, for the same period of 2009.  From an operating viewpoint, excluding non-cash charges (adjusted operating income(1)), the Company experienced a small profit for the quarter.  In addition, the number of active Subscribers increased 11.6% during the three months ended September 30, 2010, from June 30, 2010.

"Though third-quarter results were not where we want them to be from a financial standpoint, with regard to Subscriber activity, we are extremely pleased with the positive momentum generated during the third quarter and look to continue this growth in the fourth quarter.  Not since the first quarter of 2008 has YTB ended a quarter with an increase in Subscribers.  By growing Subscribers, tightly managing costs, and improving our balance sheet, we believe that we are positioned well for future growth," said Robert M. Van Patten, YTB Chief Executive Officer.

Van Patten continued, "As we strive to improve and expand the personalized sites, we will continue to seek and offer only value-driven products that provide significant commission opportunities to our Subscribers.  We feel that we have accomplished a number of the corporate objectives we sought to achieve over the past few months and now look forward to delivering on our obligation to increase shareholder value while maintaining our ability to deliver high-quality service offerings."

J. Scott Tomer, Chairman of YTB, added, "We are thrilled with the results of our marketing initiatives for the quarter ended September 30, 2010.  The possibilities are remarkable within our personalized sites and the programs we offer to potential Subscribers.  YTB will maintain its focus on key strategic initiatives: improving development of our Independent Marketing Representatives and Broker program, increasing Subscriber retention, and enhancing our product line.

About YTB International
YTB International, Inc. was recognized as the 29th largest seller of travel in the U.S. in Travel Weekly's 2010 Power List, based on 2009 annual retail value of travel services booked.

YTB provides e-commerce business solutions for individual consumers and home-based independent representatives in the United States, Bermuda, the Bahamas and Canada. The Company operates through two subsidiaries: ZamZuu, Inc. (formerly YTB Marketing, Inc. and YourTravelBiz.com, Inc.) and YTB Travel Network, Inc.

For more information about YTB, visit http://www.ytb.com or http://www.ytbi.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

For: YTB International, Inc.

Media Contact:
618-655-9477
PR@ytb.com

YTB International, Inc.
Condensed Consolidated Balance Sheets

In thousands	(Unaudited) September 30, 2010	December 31, 2009
Assets
Current assets:
Cash	$668	$678
Other current assets, net	5,085	6,680

Total current assets	5,753	7,358

Assets held for sale	6,686	5,248
Property and equipment, net	3,771	6,432
Goodwill	2,529	2,529
Other assets	8	49

Total assets	$18,747	$21,616

Liabilities and Stockholders' Equity
Current liabilities	$11,233	$12,289

Other long-term liabilities	1,474	1,914

Total liabilities	12,707	14,203

Total stockholders' equity	6,040	7,413

Total liabilities and stockholders' equity	$18,747	$21,616

YTB International, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

In thousands, except share and per share data	Three months ended September 30,
	2010	2009

Total net revenues	$9,850	$15,911

Operating expenses
Operating expenses (exclusive of depreciation and amortization shown below)	10,053	14,876
Depreciation and amortization	408	684
Total operating expenses	10,461	15,560

Operating (loss) income	(611)	351

Total other (expense) income	(92)	11

(Loss) income from continuing operations before
income tax provision (benefit)	(703)	362

Income tax provision (benefit)	25	(14)

Loss (income) from continuing operations	(728)	376

Loss from discontinued operations (net of tax)	(11)	(14)

Net (loss) income	$(739)	$362

Net (loss) income per share:

Weighted average shares outstanding - basic and diluted for Class A and Class B shares	114,620,692	108,409,604

(Loss) income per share from continuing operations - basic and diluted *	$(0.01)	$0.00
Loss per share from discontinued operations - basic and diluted *	$(0.00)	$(0.00)
Net (loss) income per share - basic and diluted *	$(0.01)	$0.00

* Amounts for Class A and Class B shares are the same under the two-class method.

YTB International, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

In thousands, except share and per share data	Nine months ended September 30,
	2010	2009

Total net revenues	$27,964	$55,331

Operating expenses
Operating expenses (exclusive of depreciation and amortization shown below)	28,047	53,518
Depreciation and amortization	1,298	2,020
Total operating expenses	29,345	55,538

Operating loss	(1,381)	(207)

Total other (expense) income	(166)	49

Loss from continuing operations before
income tax provision (benefit)	(1,547)	(158)

Income tax provision (benefit)	78	(96)

Loss from continuing operations	(1,625)	(62)

Loss from discontinued operations (net of tax)	(17)	(3,078)

Net loss	$(1,642)	$(3,140)

Net loss per share:

Weighted average shares outstanding - basic and diluted for Class A and Class B shares	113,928,914	105,960,112

Loss per share from continuing operations - basic and diluted *	$(0.01)	$(0.00)
Loss per share from discontinued operations - basic and diluted *	$(0.00)	$(0.03)
Net loss per share - basic and diluted *	$(0.01)	$(0.03)

* Amounts for Class A and Class B shares are the same under the two-class method.

YTB International, Inc.
Non-GAAP Disclosures
(Unaudited)

In thousands	Three months ended September 30,
(1) Operating (loss) income minus non-cash charges	2010	2009

Operating (loss) income	$(611)	$351
Depreciation and amortization	408	684
Non-cash asset write-down/reserves	281	(58)
Share-based payment expense	64	188
Miscellaneous	16	30
Non-GAAP adjusted operating income	$158	$1,195

	Nine months ended September 30,
	2010	2009

Operating loss	$(1,381)	$(207)
Depreciation and amortization	1,298	2,020
Non-cash asset write-down/reserves	240	388
Share-based payment expense	138	1,186
Miscellaneous	47	86
Non-GAAP adjusted operating income	$342	$3,473

(1) Adjusted operating income (operating (loss) income minus non-cash expenses) is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company defines non-GAAP adjusted operating income as GAAP reported operating (loss) income minus non-cash charges such as depreciation, asset write-down/reserves, and share-based payment expense. The Company uses this measure for the purpose of modifying the net loss to reflect only those expenses, which do not reflect a direct cash payment during the measurement period.

CONTACT:  YTB International, Inc., +1-618-655-9477, PR@ytb.com